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                                                                     Exhibit 5.0

                             August 2, 1995



Vitronics Corporation
One Forbes Road
Newmarket, NH 03857

Re:  Registration Statement on Form S-3 (No. 33-58811)

Ladies and Gentlemen:

    In our capacity as counsel to Vitronics Corporation, a Massachusetts corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-3, originally filed electronically by the Company on April 25, 1995 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement") covering 2,888,225 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), being offered for the account of selling stockholders, as described in the Registration Statement.

    In connection with this opinion, we have examined the original or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Organization and its By-laws, as amended, corporate proceedings of the Company relating to the issuance of the Shares, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate for purposes of rendering this opinion.

    In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings regarding the issuance of the Shares taken by the Company to date.

    Based upon and subject to the foregoing, it is our opinion that:
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Vitronics Corporation

August 2, 1995
Page 2

    1. The Shares which have been issued and which may be sold by selling stockholders pursuant to the Registration Statement have been duly and validly authorized and issued and are fully paid and non-assessable;

    2. The Shares which have not yet been issued have been duly authorized, and upon payment therefor, will be validly issued, fully paid and non-assessable.

    In giving the opinions expressed above, we do not purport to be experts in the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts and United States Federal law, and our opinions are limited to the laws of those jurisdictions and to the rules and regulations of governmental agencies and bodies of those jurisdictions.

    We consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. However, the foregoing consent shall not be deemed to constitute a consent under Section 7 of the Securities Act of 1933, since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under
Section 7 or the rules and regulations of the Securities and Exchange
Commission.

                                  Very truly yours,

                                  /s/ Hinckley, Allen & Snyder


                                  Hinckley, Allen & Snyder